UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2004

DATATRAK International, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	000-20699	34-1685364

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6150 Parkland Boulevard, Mayfield Hts., Ohio	44124

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 440-443-0082

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On December 23, 2003, DATATRAK International, Inc. (the “Company”) agreed to the terms of a private placement with a group of institutional investors who agreed to invest in the Company an aggregate principal amount of approximately $4.6 million. On December 28, 2004, the private placement closed and the Company sold and issued 486,313 shares of common stock, no par value (the “Common Shares”) at a price of $9.50 per share and the Company received net proceeds from the offering of approximately $4.4 million. The Company also issued warrants to purchase a total of up to 72,948 Common Shares to the investors at an exercise price of $14.40 with an expiration date of December 23, 2007. The Company issued warrants, on the same terms, to purchase an additional 21,316 Common Shares to a placement agent who assisted the Company in the private placement, as partial compensation for the placement agent’s services, The Company also granted registration rights for the purchased Common Shares and the Common Shares issuable upon exercise of the warrants.

     Copies of the documents governing these transactions are filed as exhibits to this report and are incorporated in this report by reference. The above description of the transactions is qualified in its entirety by the attached documents.

     On December 24, 2004, the Company issued a press release, announcing the signing of documentation regarding the private placement, which is attached to this report as Exhibit 99.1. On December 28, 2004, the Company issued a press release, announcing the closing of the private placement, which is attached to this report as Exhibit 99.2.

Item 3.02 Unregistered Sales of Equity Securities.

     On December 28, 2004, the Company issued 486,313 Common Shares to a group of institutional investors and warrants to purchase a total of up to 94,264 Common Shares at $14.40 per share to the investors and a placement agent.

     The Common Shares were issued pursuant to an exemption or exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”) and/or Regulation D promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

10.1	Share Purchase Agreement among DATATRAK International, Inc. and the Purchasers named therein, dated December 23, 2004, including Form of Warrant for Common Shares.

99.1	Press release issued by DATATRAK International, Inc. on December 24, 2004.

99.2	Press release issued by DATATRAK International, Inc. on December 28, 2004.

     Certain statements made in this Form 8-K, other SEC filings or written materials or orally made by the Company or its representatives may constitute forward-looking statements that are based on management’s current beliefs, estimates and assumptions concerning the operations, future results and prospects of the Company and the clinical pharmaceutical research industry in general. All statements that address operating performance, events or developments that management anticipates will occur in the future, including statements related to future revenue, profits, expenses, income and earnings per share or statements expressing general optimism about future results, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). In addition, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the safe harbors created in the Exchange Act. Factors that may cause actual results to differ materially from those in the forward-looking statements include the ability of the Company

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to absorb corporate overhead and other fixed costs in order to successfully market the DATATRAK EDC™ software; the development of and fluctuations in the market for electronic data capture technology; the degree of the Company’s success in obtaining new contracts; the timing of payments from customers and the timing of clinical trial sponsor decisions to conduct new clinical trials or cancel or delay ongoing trials; governmental regulation; the early stage of the Company’s ASP operations; and general economic conditions such as the rate of employment, inflation, interest rates and the condition of capital markets. This list of factors is not all inclusive. In addition, the Company’s success depends on the outcome of various strategic initiatives it has undertaken, all of which are based on assumptions made by the Company concerning trends in the clinical research market and the health care industry. Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not undertake any obligation to update any statements whether as a result of new information, future events or otherwise.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATATRAK INTERNATIONAL, INC.

Date December 28, 2004	By /s/ Terry C. Black

Terry C. Black Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Share Purchase Agreement among DATATRAK International, Inc. and the Purchasers named therein, dated December 23, 2004, including form of Warrant for Common Shares.

99.1	Press release issued by DATATRAK International, Inc. on December 24, 2004.

99.2	Press release issued by DATATRAK International, Inc. on December 28, 2004.

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